UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2004

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Magma Design Automation, Inc. (“Magma”) has reported its financial results for the three months ended September 30, 2004. Magma’s press release dated October 28, 2004 announcing results is attached hereto as Exhibit 99.1. The press release includes Magma’s balance sheet as of September 30, 2004, a presentation of Magma’s historical statement of operations prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and a presentation prepared on an adjusted pro forma basis (including non-GAAP financial measures). It also includes Magma’s projected earnings per share on a GAAP and an adjusted pro forma basis. Magma’s pro forma adjustments to GAAP results exclude the effects of non-cash amortization of developed technology, amortization of intangibles, in-process research and development, non-cash amortization of deferred stock-based compensation, miscellaneous restructuring and marketing expenses, charges associated with loss in equity investments and the tax effects of pro forma adjustments. The impact of these adjustments is quantified in the reconciliation tables included with the press release.

Magma has provided its pro forma financial information in order to enhance the user’s overall understanding of Magma’s financial performance and prospects. Magma believes that this pro forma information provides useful information to investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided pro forma results to the investment community, Magma believes that including this information provides consistency in its financial reporting. However, these pro forma results should be considered supplemental to, and not a substitute for or superior to, Magma’s results prepared in accordance with GAAP, which are included in its press release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release issued October 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: October 28, 2004	By:	/s/ GREGORY C. WALKER
Gregory C. Walker
Senior Vice President - Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued October 28, 2004.